Exhibit 99.2

EDITED BRIEF

Event Brief

DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call

Event Date/Time: May. 01. 2008 / 3:00PM ET

OVERVIEW:

DRE reported 1Q08 FFO per share of $0.58. Expects 2008 FFO per share to be $2.60-2.90.

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

CORPORATE PARTICIPANTS

 Shona Bedwell

 Duke Realty Corporation - Manager, IR

 Denny Oklak

 Duke Realty Corporation - Chairman, CEO

 Matt Cohoat

 Duke Realty Corporation - SVP, FINANCE

 Bob Chapman

 Duke Realty Corporation - COO

CONFERENCE CALL PARTICIPANTS

 Lou Taylor

 Deutsche Bank - Analyst

 Michael Knott

 Green Street Advisors - Analyst

 Sloan Bohlen

 Goldman Sachs - Analyst

 Jamie Feldman

 UBS - Analyst

 Chris Haley

 Wachovia - Analyst

 Michael Bilerman

 Citi - Analyst

 Irwin Guzman

 Citi - Analyst

 Mitch Germain

 Banc of America - Analyst

 David Fick

 Stifel Nicolaus - Analyst

 Paul Adornato

 BMO Capital Markets - Analyst

 Unidentified Participant

 Merrill Lynch - Analyst

 Derek Bower

 Merrill Lynch - Analyst

OVERVIEW

DRE reported 1Q08 FFO per share of $0.58. Expects 2008 FFO per share to be $2.60-2.90.

FINANCIAL DATA

1.  1Q08 FFO per share = $0.58.

2.  2008 FFO per share guidance = $2.60-2.90.

PRESENTATION SUMMARY

I. YTD LEASING &AMP; DEVELOPMENT ACTIVITY (D.O.)

                        A. Leasing Results:

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

                                    1. Leasing activity in 1Q08 remained solid.

                                                a. Leased 6.9m sq. ft.

                                                            i. DRE’s highest 1Q of the last three years.

                                                b. Renewals were particularly strong at 2.7m sq. ft, with a growth in net effective rents of 6.8%.

                                    2. Highlights of some of the major leasing activity include:

                                                a. A 127,000 sq. ft. lease with Monsanto to take 100% of Co.’s speculative office project at Lakeside Crossing in St. Louis.

                                                              i. Project will be completed in June, and will open fully leased.

                                                b. Leased 75,000 sq. ft. to Northside Hospital in Co.’s Center Point Medical office building in Atlanta.

                                                            i. Center Point is an office complex Co. required last summer on Pill Hill in Northern Atlanta, with the intent to convert to a medical office complex.

                                                c. Leased 45,000 sq. ft. in Co.’s 120,000 sq. ft. Regency Creek Office Building in Raleigh to ABB.

                                                            i. This building will be complete in July.

                                                            ii. Co. is now already 64% pre-leased.

                                                d. Leased 100% of Co.’s 630,000 sq. ft. speculative bulk-industrial building at AllPoints at Anson in Indianapolis to Amazon.com on a long-term basis.

                                                e. Subsequent to qtr. end, signed another lease with Amazon.com for Co.’s entire 513,000 sq. ft. speculative distribution center at Co.’s Goodyear Business Park in Phoenix.

                                                            i. This building will be complete in 2Q08.

                                                            ii. This lease alone increases Co.’s lease percentage on products it delivers in 2Q08 from 23% to 35%.

                                                f. Completed a 604,000 sq. ft. lease with Amazon at Co.’s Buckeye Logistics Center in Phoenix last summer.

                                                            i. Pleased with this national relationship with Amazon now totaling over 1.7m sq. ft.

                                                            ii. A great reflection on the continuing success of Co.’s national distribution platform.

                                    3. While leasing activity remains near historical highs, Co.’s in-service occupancy decreased by 3.5% for two reasons.

                                                a. Some speculative and partially pre-leased properties were placed into service during 1Q08.

                                                            i. This cost 2% of the decrease on in-service occupancy.

                                                           ii. Largest of these projects is a 1m sq. ft. project at Grand Lakes in Dallas, which represents just under 1% of the change.

                                                           iii. DRE is 100% leased at its other Grand Lakes project.

                                                b. Experienced a 626,000 sq. ft. lease expiration in a bulk building in Dallas, and the bankruptcy of a retail tenant, The Bombay Company, in a distribution building in Indianapolis.

                                                            i. Expiration in Dallas was a short-term lease in Co.’s new distribution facility in South Dallas or near the UP Intermodal.

                                                            ii. This is DRE’s only vacancy in the sub-market.

                                                            iii. Anticipates quickly backfilling that space.

                                                            iv. Bombay space totaled 300,000 sq. ft. and represented 60% of Co.’s bankruptcy sq. ft. total.

                                                   c. Anticipating improvement in occupancy during the remainder of the year, as Co. has only 5% of its portfolio leases expiring during the remainder of 2008.

                                                            i. Anticipates moderating speculative development starts for the rest of the year.

                                    4. Pleased with the continued pace of leasing activity to date.

                                                a. Activity continues at levels higher than Co. might have expected, considering other issues facing the economy.

                        B. Development Highlights:

                                    1. Started $86m of new developments in 1Q08, which consists of five projects, including two from Co.’s healthcare group.

                                                a. One of the healthcare projects is Co.’s first project with Baylor Health Care Systems in Dallas.

                                                              i. This is an 80,000 sq. ft. administrative office building on their downtown campus, which they have pre-leased 100% for a 16-year period.

                                                b. Signed a 90,000 sq. ft. office build-to-suit project (indiscernible) in Houston.

                                                c. The only speculative project that was started during 1Q08 is a bulk distribution facility in DRE’s JV at Rickenbacker Global Logistics Park in Columbus, Ohio.

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

                                                              i. Co. is 100% leased in its Columbus industrial portfolio.

                                                              ii. Already has great activity now at the adjacent 300-acre Norfolk Southern Intermodal facility.

                                    2. These starts are in line with Co.’s reduced assumption for development starts in the $0.75-1.00b range for all of 2008.

                                    3. Yield on Co.’s health rental development pipeline under construction decreased by 20 BP to 8.84%.

                                                 a. Decrease resulted from placing in service $173m of properties, and removing them from the development pipeline.

                                                              i. Those projects had an estimated stabilized yield of 9.51%.

                                                 b. Added to the pipeline three projects totaling $43m, with an estimated stabilized yield of 8.3%.

                                                              i. This includes two medical offices and one industrial property, which are all significantly pre-leased.

                                                 c. Yields on industrial and pre-leased development properties tend to be lower than speculative projects because there is less risk involved.

II. 1Q08 OTHER RESULTS (D.O.)

                        A. Disposition:

                                    1. DRE was not able to complete the disposition of its remaining Cleveland office portfolio.

                                    2. The party Co. has been negotiating with for several months was unable to obtain financing on acceptable terms to be able to close the transaction.

                                    3. They obtained a first mortgage commitment for approx. 50% of the acquisition price, but needed some additional mezzanine financing, which they were unable to secure.

                                    4. Plan is to continue to operate and lease the properties for the foreseeable future until the capital markets allow for a sale at a price that is acceptable.

                                    5. Has a property management and maintenance team in place in Cleveland.

                                    6. DRE uses its other Ohio offices and local brokers to lease the properties.

                                    7. It is still Co.’s intent to dispose of these properties at the appropriate time.

                        B. JV:

                                    1. Anticipates completing its industrial build-to-suit JV within the next few days.

                                    2. Terms have been agreed to and documents are being finalized.

                                    3. Terms of JV are in accordance with the terms Co. previously discussed.

                                                a. Those terms are ownership of 20% by DRE and 80% by its partner.

                                    4. Six initial properties are identified for the venture, with initial value of about $250m.

                                    5. Projects include:

                                                a. Two Amazon.com projects located at:

                                                            i. Buckeye Logistics Center in Phoenix.

                                                            ii. AllPoints at Anson in Indianapolis.

                                                b. Two Unilever build-to-suits.

                                                            i. One in Jacksonville.

                                                            ii. One in Dallas.

                                                c. Distribution facility at AllPoints Midwest in Indianapolis, leased to Prime Distribution Services.

                                                d. Build-to-suit for Kelloggs in Columbus, Ohio.

                                    6. Closing on the first Amazon.com property is anticipated to occur in May.

                                    7. Closing on the remaining initial properties will occur as the projects are completed between now and year-end.

                                    8. JV will serve in the takeout vehicle for additional bulk industrial build-to-suit projects Co. develops during the next three years.

                                                a. Intent of the party is for the JV to ultimately own approx. $800m of assets.

                                                b. Term of venture will be ten years.

                                    9. Targeting leverage in the venture of 50-65%.

                                                a. Currently in discussions with a lender for a secured loan on the initial properties.

                             10. DRE will receive its standard operating fees for:

                                                a. Property management.

                                                b. Leasing and construction.

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

                                                c. Asset Management fee.

                                                d. Promoted interest.

                                    11. Final terms are fully in line with Co.’s original concept when Co. began marketing the venture last summer.

                                    12. (indiscernible) value of the properties represents about a 25 BP increase in cap rates over where Co. originally anticipated the properties to trade when it entered into the leases.

                                                a. Margin on the sale is within previously stated range of 10-15%.

                        C. Acquisition Update:

                                    1. Pleased with the acquisition of two additional fully-leased properties at Port of Savannah totaling 789,000 sq. ft.

                                                a. DRE now owns 5.2m sq. ft. of 100%-leased distribution facilities in Savannah.

                                                b. Anticipates closing on another 800,000 sq. ft. of fully-occupied properties later this year.

                                    2. East Coast ports continue to post increasing container volume leading to impressive activity and opportunities.

                        D. Capital Markets:

                                    1. Capital markets continue to be challenging.

                                    2. Has sufficient funding available to complete all of the projects Co. has under way, while continuing to have ample room under its debt covenants.

                                    3. Completion of the industrial JV will provide:

                                                a. Additional funds from the initial properties.

                                                b. Funding source for future build-to-suit developments.

                                    4. DRE has only $385m of debt maturities between today and 2009-end.

                                    5. In the last several days, the corporate unsecured debt market has opened up some for replacements.

                                                a. Views this as a positive sign for credit markets going forward.

                        E. Financial Results:

                                    1. FFO per share was $0.58.

                                                a. Down $0.04 from 1Q07.

                                                b. Decrease was due to a significant level of landfill gains in 1Q07.

                                    2. Core operations from rental portfolio increased from 1Q07.

                                    3. Closed [out] only one property from Co.’s build-for-sale portfolio during 1Q08.

                                                a. Property sold was a 100%-leased bulk industrial building from Columbus JV.

                                                            i. Achieved a solid 18% pre-tax margin on that sale.

                                    4. Remains comfortable with the guidance of $2.60-2.90 of FFO per share for 2008.

QUESTIONS AND ANSWERS

Operator:

(OPERATOR INSTRUCTIONS) Our first question comes from Lou Taylor with Deutsche Bank. Please go ahead.

Lou Taylor - Deutsche Bank - Analyst:

Thanks, Denny. Can you just talk about the timing of the properties going into the JV? Does it look like they will go in when the venture funds and whatever is done will go in and the rest upon completion or is there going to be a different schedule?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

That’s correct, Lou. Once the venture closes, as I said which we anticipate in the next few days, some time shortly after that, the first property will go in. There’s only one of the properties of the six properties that are completed today, and that’s the Amazon property out in Buckeye Logistic Center in Phoenix and that will be funded and go into the venture. The rest of the five properties finish mostly in the fourth

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

quarter this year, I think maybe some late third quarter and fourth quarter and then upon completion of those properties, certificate of occupancy, they will go into the venture.

Lou Taylor - Deutsche Bank - Analyst:

Great. Thank you.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Thanks, Lou.

Operator:

Your next question comes from Michael Knott with Green Street Advisors. Please go ahead.

Michael Knott - Green Street Advisors - Analyst:

Hi, Denny. I didn’t hear you address the office portfolio and I thought I heard you say renewals were strong but it looked like in the office portfolio, renewals were actually weaker than they have been for some time. Can you just talk about that?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

The office portfolio is, there was a little bit of an occupancy decline in the quarter but I think it really stayed pretty solid. I did mention, Michael, the very significant activity we’ve had on the office side in the speculative lease-ups, particularly the Monsanto lease in St. Louis which was really a great lease and also the 45,000 square feet in our Regency Creek office building in Raleigh, so there’s good activity on the office side. We’re very pleased. There wasn’t really any significant expirations on the office side that I’m aware of.

Michael Knott - Green Street Advisors - Analyst:

That renewal rate doesn’t cause you any concern, the 55% renewal?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

No, not really. I think that’s, I wouldn’t say that’s a long term trend, Michael.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

And Michael, this is Matt. There were a couple of lease expirations, one in Chicago, that was anticipated. We knew that it was coming and they did not renew, but it was not across-the-board and one lease buyout as well, so overall it was not across-the-board.

Michael Knott - Green Street Advisors - Analyst:

Thanks.

Operator:

Our next question is from Sloan Bohlen with Goldman Sachs.

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Sloan Bohlen - Goldman Sachs - Analyst:

Good afternoon, guys. Quick question just on the properties that are brought into service, partially leased, can you give us a sense of the gap between the initial yields and what your stabilized yields are? And then as a follow-up, just have you adjusted what your lease-up period for those are?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, clearly, it just depends on how much pre-leasing we have in those properties. You can see in our under development pipeline those are estimated stabilized yields so if a project comes in service 50% leased then it’s about 50% of that. We’re not, we really haven’t significantly changed our lease-up period expectations. For the most part, we have been on projections, maybe slightly behind but when you look at most of the projects, we’re in good shape as far as our leasing estimated period going forward. So we haven’t really lengthened those.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

And Sloan?

loan Bohlen - Goldman Sachs - Analyst:

Yes.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

Just a couple other points to add to that is that after the lease that Denny mentioned in our undeveloped pipeline to Amazon in Phoenix, where actually every quarter we have coming into service in the future is above our budget or our projections at this point in time in leasing, so we’ve been beating our expectations. I think the main thing was the leasing is ahead of the projections.

Sloan Bohlen - Goldman Sachs - Analyst:

All right, well thank you. That’s helpful.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

Yes.

Operator :

Our next question is from Jamie Feldman with UBS.

Jamie Feldman - UBS - Analyst:

Great. Thank you very much. Denny, I thought you said you kept your development starts guidance for ‘08 or 750 million to 1 billion. Can you talk a little bit about maybe mix? Has that changed at all and then can you also address, we have some pretty cautious commentary on the North American industrial market from some of your peers this quarter so where are you seeing weakness, where are you seeing strength and if you can address that also for the office portfolio?

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Sure. I would say just going back to the second question, we really haven’t seen that much change quite honestly in our industrial activity. As I mentioned when you look at the significant leases we did with both Amazon in two places and other leasing activity, the industrial remains a little solid. We’ve seen a little bit of weakness in actually a couple of the major cities like Chicago has been a little bit weakness and Atlanta has been a little bit slow, but the rest of the market seems to be holding on pretty well. Bob, do you have any other comments on the level of activity on bulk?

Bob Chapman - Duke Realty Corporation - COO:

Well, I’d say yes, I’d add to that list the bigger Markets, Chicago, Atlanta, and Dallas seem slower than the smaller markets, and particularly with retail related users. On the good news side, the port markets we’re in like Savannah and Houston and we consider Columbus to be a port market because of the Heartland Express, very strong particularly on the export side. So those are my comments.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

And Jamie, to go back to the first part of your question again?

Jamie Feldman - UBS - Analyst:

Just have you changed at all the mix of your development starts?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Oh, yes, sorry.

Jamie Feldman - UBS - Analyst:

I’m just curious if maybe you’re doing more healthcare because of the environment?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes, I think clearly when you look at the starts this year, we’re anticipating probably 40 to 45% of those starts will be in the healthcare area, got a lot of opportunities there that we’re pursuing that are in various stages of being completed. Again, I think with the remaining, it will be made up of probably a little bit more industrial and then some build to suit office opportunities. I think we’ve got some very solid build to suit office projects that we’re in the market with. Again, as I mentioned, I don’t think you’ll see very significant speculative activity as far as starts this year, unless something in the economy changes and we feel better about things heading into ‘09.

Bob Chapman - Duke Realty Corporation - COO:

We have a very strong pipeline of build to suit activity in all three product sectors, healthcare, industrial, and office.

Jamie Feldman - UBS - Analyst:

Can you give like a dollar amount of that pipeline?

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Bob Chapman - Duke Realty Corporation - COO:

No, I’d just say a lot. A significant share of that projected development starts will be filled with build to suits.

Jamie Feldman - UBS - Analyst:

All right, thank you.

Operator :

Our next question is from Chris Haley with Wachovia. Please go ahead.

Chris Haley - Wachovia - Analyst:

Good afternoon. Denny and Matt, I look at the first quarter leasing activity and then take into account the amount of expirations you have left for your office retail and industrial and then look at what your goals have been regarding occupancy and estimate at the pace of aggregate leasing volume that would be required for the 2008 calendar year would approximate the pace of 2006 and be maybe only 10 to 15% below that of 2007, and given the economic climate which has certainly slowed and what we’re seeing in your numbers regarding slightly higher tenant bankruptcies, defaults, what we’re hearing elsewhere in terms of decisions being delayed, could you give us some color on the levels of confidence you have in terms of obtaining your occupancy levels and therefore your original guidance levels from an operational perspective?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Sure, Chris. When I look at it, we really focus on the stabilized in-service properties, because that’s once the properties are in service and we get them leased and they start generating revenue for us. We have been running for the last number of quarters right around the 95% level. But we had a little drop in that down to about 93%, a little under 93% this quarter, and that’s what we’re focused on getting back up into that 95% range, so by my calculations, that’s only say 2.3 million, 2.4 million square feet of net absorption in that portfolio and so we feel very good about being able to have that level of leasing and stabilized portfolio. As I mentioned, there was I’d say two key transactions in that portfolio this quarter. One was that this expiration in Dallas down by the UP intermodal and I can give you some color on that the one.

Chris Haley - Wachovia - Analyst:

That was the only one year lease, so you knew that though?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes, we knew that. Well, actually, we thought they were going to renew. This is with P&G, took the whole building and then they didn’t because they had some issues with the product that they were trying to store in that facility. So they didn’t renew, and then the other one was a 300,000 square foot Bombay bankruptcy here in Indianapolis and we’ve already gotten very good activity on backfilling that space out in Plainfield. And, we’ve looked through it. You never know, Chris, but I would say that we’re not anticipating any other significant bankruptcies right now and we’re on our watch list it looks pretty solid. Again, you never know, but we’re pretty confident in the quality of the tenants.

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

Yes, Chris? This is Matt. As Denny mentioned, with the defaults, the number of tenants that default is really right in line with what we saw last year which was the lowest that we had seen in probably four or five years, and the square footage from Bombay when you take that out we’re really right in line with the square footage as well so we’re not seeing anything. Our agings are in as good position as they’ve been in probably 18 months and so overall, we don’t have a lot of concerns and the lease expirations on a square footage basis what the we had coming into this year over half of them were in the first quarter so it’s just an inordinate amount of activity we had for renewal in the first quarter but with only 5% for the rest of the year, we’re feeling pretty good.

Chris Haley - Wachovia - Analyst:

So it’s the guidance was predicated upon a combination of the stabilized in service plus the development assets that were moved into in-service portfolio and a combined occupancy target was 90 to 92 of those for the 2008 guidance.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Right. And if you get up to 95 on the in service and you would only need about another 3 million square feet in that under development pipeline, I think it gets you to those numbers and again, I understand everybody is being cautious and we are too, Chris, but as I said, this was the highest first quarter leasing activity we’ve had in the last three years and April I think has been a very solid month with clearly with the Amazon lease that we signed was 500,000 and actually moved our second quarter occupancy number for the items to be placed in service in the second quarter by 12%.

Chris Haley - Wachovia - Analyst:

Thank you.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Thanks, Chris.

Operator :

Our next question is from Michael Bilerman with Citi.

Michael Bilerman - Citi - Analyst:

Good afternoon. [Irwin Guzman] is on the phone as well. Denny you spoke in your opening comments that in the industrial take out fund, that you’ll announce shortly, that cap rates are only up about 25% and that your margin would be between 10 and 15. You had talked I guess a year and a half ago when up start talking about setting up a takeout fund that it would be tax efficient in order to selling them into a fund. Is your 10 to 15% that you’re quoting a pre-tax or an effective that you’re going to not have leakage?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Michael, first of all it was 25 basis point change, not 25%, so I just want to make sure everybody understood that. Our — this is tax efficient that our 10 or 15% range really represents both the pre-tax and after-tax because we’re doing this in the non-taxable or tax deferred transaction, if you will.

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May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Michael Bilerman - Citi - Analyst:

All right and if Irwin can have one question at the same time?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Okay.

Irwin Guzman - Citi - Analyst:

Thank you. I just had a question on the built for sale pipeline. As for the last couple of years sort of going in yields have compressed I would imagine so has the implied profit margin on exit and with that being the case then the pipeline being very highly leased, was wondering how you weigh the need to sell the assets to reduce your leverage versus potentially holding on to them for longer, getting the accretion in your NOI and sort of waiting for a better transaction environment to liquidate.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, Irwin, on a lot of those projects, we are not seeing all that significant of cap rate change, if you will, because these are all new projects, mostly fully leased and for example, in that pipeline that we have, which includes under development and completed projects, which is a little over $1 billion $220 million or so of that is this industrial joint venture that Michael just asked about with the 25 basis point movement, but we are constantly monitoring this portfolio. There’s some that we knew we weren’t going to sell right upon completion but there was some lease up required in those projects and so we knew some of those wouldn’t be sold even until ‘09 and there’s a couple in there and so we haven’t really had to pull any of those projects because we didn’t get pricing that we didn’t like. There’s one I would say maybe that you could say is pulled a little bit. We have a fully leased building at DFW Airport. And it’s on the airport route, a 40 year ground lease and so we’ve had a little bit of pushback on the ground lease but it’s just a matter of finding the right person that’s comfortable with that 40 year ground lease and we’re pretty certain we’ll find that but other than that everything has moved pretty much according to plans.

Operator :

Our next question is from Mitch Germain with Banc of America.

Mitch Germain - Banc of America - Analyst:

Denny just remind me, how should we be looking at the development for sale and which assets will be targeted for the Fund?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, let me answer the second one and then I’ll come back because I’m not sure I understood the first part.

Mitch Germain - Banc of America - Analyst:

Well, I’m just trying to figure outgoing forward, is it the intent that just the build to suit or is it going to be pretty much everything that’s developed?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Oh, got you, sorry. Yes, the way that the provisions of the venture are is that any build to suit that we do for a tenant that takes the entire building has, is over 200,000 square feet on the industrial side, has a

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

lease term of seven years or longer, basically, is presented to the partner to accept into the joint venture. There’s some provisions in there where over the whole term of the joint venture that they can reject a couple and it won’t affect them for whatever reason and we have the same provision that we can keep a couple or not present those to them, but for the most part it’s going to be any industrial build to suit that we do. It doesn’t apply to the spec development that we maybe fill with a single tenant although it also doesn’t preclude us from offering those type of projects to the joint venture. And the one thing we really wanted to get out of this venture was when we’re chasing these build to suits a little bit better up front pricing certainty in this market, so our plan is as we’re pursuing these we’re going to be in very close contact with our partner on pricing and terms as we’re completing the transaction. So we’ll be in sync there.

Mitch Germain - Banc of America - Analyst:

Very helpful, thanks.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes.

Operator :

Our next question is from David Fick with Stifel Nicolaus. Please go ahead.

David Fick - Stifel Nicolaus - Analyst:

Good afternoon, gentlemen. Your for sale portfolio shows an 8.3% stabilized yield. Where do you think weighted average sale of those assets is going to price on a cap rate perspective?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Weighted average, I don’t have a calculation of that in front of me but I would tell you, David, I think you can back into this by again saying we’re very comfortable with that 10 or 15% margin on sale, so I think that’s maybe 100 basis points, 75 to 100 basis points spread.

David Fick - Stifel Nicolaus - Analyst:

And would you looking forward think that that is an adequate risk spread given the current environment for new projects?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Right now, we want to be in today’s risk environment if we’re doing a build to suit for sale we’re generally looking at 15 to 20% is the margin we want to anticipate going in. You can’t change the pipeline you have in process overnight, as the world changes. We’ve done very well on the margins on that business over the last few years and have always said it was — we thought the margins long term in that business were somewhere in the 15% range, give or take a couple percent. Our sense is that in today’s market, those margins have come back to that level up from significantly higher than that previously.

David Fick - Stifel Nicolaus - Analyst:

Okay, and my follow-up is where are you on your CFO search today in terms of timing, when do you expect to have an announcement?

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, we have a search firm engaged and I’ve met with them and they have several initial candidates that we’re going to talk to here in the next few weeks and again, we’ve just said that that’s probably something that’s our original anticipation would be that’s probably a third quarter slot that would be filled but things are progressing.

Operator :

Our next question is from Lou Taylor with Deutsche Bank. Please go ahead.

Lou Taylor - Deutsche Bank - Analyst:

Thanks, Denny, with four months behind you for the year, can you just maybe touch on what’s the scenario where you see yourself at the low end of guidance and what gets you to the high end?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Sure. I think the low end of the guidance would probably be we aren’t able to close as many land sales as we originally anticipated, although we’ve got some good activity there. Our lease buyouts that we projected for the year, that’s something, Lou, that we’ve never been able to exactly predict. We just look at history to try to estimate that each year. We had a fairly large one in the first quarter which is something that we knew was coming from last year but there’s still some risk in the lease buyouts but again, I think that we’re probably pretty close on that number. Chris Haley was talking about the occupancy and we need to hit those numbers to make sure that we’re well within the middle of the range and again with the activity we’ve got right now, we feel good about it. On the upside, I think hitting a few more build to suit developments potentially accelerating the disposition of some of our held for sale properties, if we hit on some leasing and are able to sell a couple more of those late this year that we didn’t anticipate, that we were sort of counting on as ‘09 transactions, could accelerate it. Again if we exceed our land sales with a couple big transactions, we could be towards the top end of that range.

Lou Taylor - Deutsche Bank - Analyst:

Great. Thank you.

Operator :

Our next question is from Chris Haley with Wachovia. Please go ahead.

Chris Haley - Wachovia - Analyst:

Speak of the devil. Wanted to ask a question about the Fund. Is there any gains that you’re forecasting as part of this Fund in your guidance?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes, yes.. The gain on the sale if you will of 80% of the asset into the joint venture will be a gain that we recognize as part of our held for sale portfolio. Obviously, we don’t recognize any gain on the 20% we retain. A couple of those properties are in joint ventures, so we don’t recognize the full amount of the gain, so but the gains are included in our guidance.

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Chris Haley - Wachovia - Analyst:

And I’m sorry, Denny, for asking if this was before, the magnitude or the size recognizing this is kind of a first step, I recall some earlier discussion, 750 million?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes, that’s the range. 700 million, 800 million is what both parties would like this to be. Again, over the next three years, obviously clearly that will L be based on the level of activity that we have in that area but as Bob said, we’re seeing a lot of good build to suit activity.

Chris Haley - Wachovia - Analyst:

Great and any comment on the service operations for the first quarter and the rest of the year?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

The third party construction is holding up fairly well. You can see in our value creation pipeline that we’ve got some really nice fee margins on that third party business. We have now in our pipeline I think it’s over 18% on average on that now. And there’s continued third party opportunities that we’re chasing at pretty good margins, so I think that will hold up fine.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

I think if you look in the supplemental, you really see that the service operations are continuing to be pretty steady on a net basis. On the GAAP income statement, just to point out that there’s one of the properties that we sold in our held for sale portfolio was out of a joint venture and so on the GAAP income statement, that gain is up in the equity and earnings line but we pull that out in our FFO component schedule so you can really see the service operations and the gain on property sales.

Operator :

Our next question is from Paul Adornato with BMO Capital Markets.

Paul Adornato - BMO Capital Markets - Analyst:

Yes, thanks, good afternoon. I read about some headcount reductions in the Chicago office. Was wondering if you could comment on staffing levels in that office and in the Company overall?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Sure, Paul. We did have some staffing reductions in the first quarter this year. We just made the decision looking at the volume that we anticipate for the rest of this year at least and then hopefully the volume we anticipate we can maintain going into 2009 that there was, that we needed to reduce our staff a little bit, that it was fully appropriate to really right size to the business that we have. The total adjustments that we made to the Company were about 45 people out of about 1350 people across the Company, and our plan is for that to get us through this year and ‘09.

Paul Adornato - BMO Capital Markets - Analyst:

Any comment on the functional areas that were reduced?

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

It was, I’m just trying to think.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

It was really pretty much across all disciplines both back office and various areas, various field office levels but there was no concentration. It was spread across all of the disciplines.

Paul Adornato - BMO Capital Markets - Analyst:

Yes. Okay, thank you.

Operator :

Our next question is from [Derek Bower] with Merrill Lynch.

Unidentified Participant - Merrill Lynch - Analyst:

H, guys, it’s Chris. Hi, Denny.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Hi, Chris.

Unidentified Participant - Merrill Lynch - Analyst:

You talked about the Cleveland assets and you even threw in there the fact to wait until a point where you could obtain the pricing you think is appropriate. Can you talk about the implied delta between what you believe the lenders were able to or willing to provide proceeds for and what you think the assets are worth? Or was it a situation where the lender just didn’t provide any funding?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

No. Going back, I’ll give you what I know about it. As I mentioned in the prepared remarks, they had a first mortgage loan of about 50% loan to value which I would tell you is relatively typical today, that on a secured debt you’re probably in the 50, maybe depending on the assets up to 60% leverage and in this situation, unfortunately, as again when they initially, when we were initially discussing this last Fall, their first quote was for more like an 80% loan and then just as the Fall got worse, the lenders backed that down to about 50% so they went into the transaction originally with 20 to 25% equity and then they only ended up with a 50% first mortgage loan so they needed to clear the gap and save 20 to 25% roughly and they were willing to do that with some mezzanine financing but they just could not find the mezzanine at what terms they thought were acceptable and so finally, I think the equity sources just said, okay, we’re going to back off on this one for now.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

Yes, and just to be clear, the loan to value was on our purchase, on the sale price that we were comfortable with.

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

So it wasn’t a valuation issue. It was a funding issue.

Unidentified Participant - Merrill Lynch - Analyst:

I don’t know if you’d be privy to this but where do you think coverage came in, debt service coverage came in when it was 80% LTDs down to 50, where do you think coverage moved?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

We really weren’t privy to all of their interest rates and their carries. So we don’t really know that.

Operator :

The next question is from Michael Bilerman with Citi.

Michael Bilerman - Citi - Analyst:

I feel bad now, Chris got cut off. Going back to actually on the Cleveland, did you think about providing the mez piece?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Michael, did you get cut off?

Michael Bilerman - Citi - Analyst:

No, Chris got cut off.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

I’m kidding, I’m kidding. We thought about it a little bit and we had some preliminary discussions with them, but it was clear that what would have been acceptable to us on that wasn’t going to be acceptable to them so they didn’t go very far.

Michael Bilerman - Citi - Analyst:

Right and then can you just review for us, you talked on Lou’s question about what would take the high and low end. Can you actually review just laying out the guidance assumptions for these more volatile income streams for development gains and land sales, lease term fees, and G&A just so that we’re clear as to what’s baked into your number s and what you’re expecting?

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

Michael? This is Matt. I’ll do that. On the lease buyouts, our guidance is 17 million to $22 million. On the gain on held for sale properties, it’s 50 million to $60 million and that’s net of tax and that was our initial guidance on that and we’ve reduced that by about 10%.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

10 to 15%.

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

And then the gain on land sales was $15 million to $30 million and G&A of $34 million to $39 million.

Michael Bilerman - Citi - Analyst:

Okay, and now I know you guys don’t give quarterly guidance and given the large numbers on a yearly basis, now that you have the Fund sort of targeted, you at least have some sense getting into the second quarter where things may shake out?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, again, we have provided quarterly guidance in the previous years, Michael. The reason we didn’t do it this year is because we just weren’t comfortable with the timing of the closing of transactions and I would say that’s still the case. I wouldn’t, we’re not providing guidance for the second quarter and I would say the same issue sort of precludes us from even giving you a sense. It’s just what’s going to close when and it’s just too hard to tell this year.

Operator :

Our next question is from David Fick with Stifel Nicolaus. Please go ahead.

David Fick - Stifel Nicolaus - Analyst:

Good afternoon again. Your debt maturities look favorable through 2009 and I know this is pretty far out, but you got close to $2 billion maturing in the following two years, 2010 and 2011, average cost of 4.5%. How are you thinking about that part of your capitalization going forward?

Matt Cohoat - Duke Realty Corporation - SVP, FINANCE:

I’ll let Denny chime in, but just to give a couple of specifics, the biggest piece in that 2010, 2011 is our revolver is in 2010 and there’s over $600 million outstanding in these numbers, so that’s one of the items that it’s a four year revolver with some extension options so we’ll be looking at that as we get closer to 2010 for renewal, and then it’s really going to be in part based upon where the convertible debt markets are and to determine whether or not we would replace the convertible debt that we have with convertible or use some other vehicles when we get to 2011 which is when we have $575 million maturing at that time. It was a coupon of 375.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Yes, so, David, I’d say we’re already considering our alternatives for that. I can’t give you anything specific today, but that’s something clearly just like with you, it’s clearly on our radar screen.

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Operator :

Our next question is from Chris Haley with Wachovia. Please go ahead.

Chris Haley - Wachovia - Analyst:

Well that just ruins all that. I got cut off!

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, we haven’t cut you off yet. We let you back in.

Chris Haley - Wachovia - Analyst:

Well, that’s very kind of you. I really appreciate it. Related to the converts have you thought about buying back some of those converts including the gains in your results? You don’t have that in your guidance do you?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

No. We’re much more focused on liquidity and funding our development pipeline which we’re in really good shape with that through well into 2009.

Chris Haley - Wachovia - Analyst:

Okay, and on the, when you guys provided your two or three year outlook, could you give us a sense as to how the Fund contributions may have helped the 2008, 2009, 2010 numbers? Was it a ratable contribution of developments or was it front end loaded in terms of the gains that would go in and be recognized as part of this in that three year outlook? Was it evenly spread between 2008 and 2009 or was it evenly spread through the three years?

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Well, I would say it was more evenly spread. Again, that’s when you look at it if we’ve got $250 million going in and we’ve got $750 million total, we got $500 million that our assumption would be over a three year period, we would do that sort of ratably in ‘09 and 2010 and when you think about it the first $250 was really, those have all been done in the last year, basically, so what our pipeline has been was about $250 million of those a year we’ve been able to find and identify. In land.

Operator :

Our next question is from [Derek Bower] from Merrill Lynch which will be our last question.

Derek Bower - Merrill Lynch - Analyst:

Hi, guys, no need to cut me off because we have the successful man this year. I think you’re still bitter about that. But you got to get over it. Denny, just to be clear on the 20 basis point reduction in terms of the development pipeline, the for sale development pipeline, that’s all a function of mix, in other words out with the old and in with the new versus any kind of cost overruns or construction delays, softer leasing or anymore systemic issues within the pipeline? It’s just a mix issue?

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EDITED BRIEF

May. 01. 2008 / 3:00PM ET, DRE - Q1 2008 Duke Realty Corporation Earnings Conference Call Brief

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

That’s correct.

Derek Bower - Merrill Lynch - Analyst:

Okay. Thanks a lot.

Denny Oklak - Duke Realty Corporation - Chairman, CEO:

Thanks.

Operator :

There are no further questions. If you’d like to conclude?

Shona Bedwell - Duke Realty Corporation - Manager, IR:

We want to thank you for joining our call today. Our first quarter call is tentatively scheduled for July 31, at the same time, 3:00 p.m. Eastern. Thanks everyone and have a nice day.

Operator :

Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T executive teleconference service. You may now disconnect.

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